Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Jonathan Will McGuire, hereby certify that, to my knowledge:

(i)

the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act, and

(ii)	that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ra Medical Systems, Inc.

Date: November 15, 2021

By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer (Principal Executive Officer)

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Ra Medical Systems, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.